UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2005

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. FOSTER BOULEVARD, CANTON, MA		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with entering into the Stock Purchase Agreement with Polo Ralph Lauren Corporation described in Item 8.01 below, Reebok entered into an agreement with Terry Pillow, President and Chief Executive Officer of Ralph Lauren Footwear Co., Inc., dated May 20, 2005, which formalized the previously announced financial pledge originally granted on November 11, 2004.  Pursuant to the agreement, if Mr. Pillow’s employment is terminated within twenty-four (24) months following a change of control of Ralph Lauren Footwear Co., Inc., Mr. Pillow will receive a lump sum payment equal to $1,312,500.  In addition, Mr. Pillow would be able to participate in his then-current accident, life, and health insurance benefits for an additional twenty-four (24) months or, in the alternative, to receive a lump sum payment sufficient for him to secure comparable benefits.

Item 8.01 Other Events

On May 23, 2005 Reebok announced it had entered into an agreement to sell its indirectly wholly-owned subsidiary, Ralph Lauren Footwear Co., Inc., to Polo Ralph Lauren Corporation pursuant to a Stock Purchase Agreement dated May 20, 2005.  A copy of the press release is filed herewith.

Item 9.01 Financial Statements and Exhibits

This 8-K is filed for the purposes of furnishing the exhibit set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

(c) Exhibits

99.1                May 23, 2005 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEBOK INTERNATIONAL LTD.

May 23, 2005	By:	/s/ Kenneth Watchmaker

	Name:	Kenneth Watchmaker
	Title:	Executive Vice President and
Chief Financial Officer